Exhibit 99.1

Eiger BioPharmaceuticals Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Business Update

•	Phase 3 HDV D-LIVR (Lonafarnib) to Complete Enrollment in 2021

•	Phase 3 HDV LIMT-2 (Lambda) to Initiate in 2021

•	Strong Cash Position with $176 Million Pro-Forma Cash to Begin 2021

Palo Alto, Calif., March 9, 2021 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), a commercial-stage biopharmaceutical stage company focused on the development and commercialization of foundational therapies for Hepatitis Delta Virus (HDV) infection, today reported financial results for fourth quarter and full year 2020 and provided a business update.

“In 2021, we plan to achieve important, value creating milestones in both of our HDV clinical programs,” said David Cory, President and CEO of Eiger. “We will complete enrollment of the Phase 3 D-LIVR study of Lonafarnib, the first and only oral agent in development for HDV, and we will initiate the Phase 3 LIMT-2 study of Lambda, a well-tolerated interferon. Lonafarnib and Lambda are potential foundational treatments for HDV that will offer convenience and optionality for patients affected by this serious disease.”

Program & Product Updates

Lonafarnib for HDV

•	First and only oral therapy in development for HDV

•	Global Phase 3 D-LIVR study enrollment completion planned in 2021

Peginterferon Lambda for HDV

•	Well-tolerated interferon with weekly subcutaneous injection

•	Global Phase 3 LIMT-2 study initiation planned in 2021

Zokinvy™ (lonafarnib) for Progeria and Processing-Deficient Progeroid Laminopathies

•	U.S. commercial launch in January 2021

•	EMA decision expected in 2H21

Lambda for COVID-19

•	Positive Phase 2 ILIAD study in Lancet Respiratory Medicine (Feld et al, 2021)

•	Considering strategic options to advance program

Avexitide for Post-Bariatric Hypoglycemia (PBH)

•	Positive Phase 2 PREVENT study published in JCEM (Craig et al, 2021)

Corporate

•

Pro-forma cash, cash equivalents and investments of $176.2M, including $128.8M as of December 31, 2020 plus $47.4M from net PRV sale proceeds received in January 2021, expected to fund planned operations through Q4 2023

Fourth Quarter and Full Year 2020 Financial Results

Cash, cash equivalents, and short-term investments as of December 31, 2020 totaled $128.8 million compared to $95.0 million on December 31, 2019. In addition, the Company received net proceeds of $47.4 million in January 2021 for sale of a Priority Review Voucher (PRV) issued in conjunction with FDA approval of Zokinvy.

The Company reported net losses of $18.8 million, or $0.58 per share, and $65.1 million, or $2.31 per share, for fourth quarter and full year 2020, respectively, as compared to $16.9 million, or $0.69 per share, and $70.3 million, or $3.08 per share, for the same periods in 2019.

Research and Development expenses were $12.5 million and $41.6 million for fourth quarter and full year 2020, respectively, as compared to $11.9 million and $51.8 million for the same periods in 2019. The increase in fourth quarter 2020 was primarily due to an increase in regulatory expenses. The decrease in full year 2020 expenses was primarily due to a decrease in contract manufacturing and clinical expenditures, partially offset by an increase in regulatory, headcount related, and other operating expenses.

General and Administrative expenses were $5.4 million and $20.6 million for fourth quarter and full year 2020, respectively, as compared to $4.6 million and $17.1 million for the same periods in 2019. The increases in fourth quarter 2020 and full year 2020 were primarily due to an increase in personnel related expenses attributed to an increase in headcount and an increase in outside services, including consulting and advisory services.

Total operating expenses include non-cash expenses of $2.1 million and $7.8 million for fourth quarter and full year 2020, respectively, as compared to $1.6 million and $6.6 million for the same periods in 2019.

As of December 31, 2020, the company had 33.9 million of common shares outstanding.

About Eiger

Eiger is a commercial-stage biopharmaceutical company focused on the development and commercialization of foundational therapies for Hepatitis Delta Virus (HDV) infection, the most serious form of human viral hepatitis.

Eiger is developing two complementary treatments for HDV. Lonafarnib is a first-in-class, oral prenylation inhibitor in a global Phase 3 trial. Peginterferon lambda is a first-in-class, well-tolerated type III interferon entering Phase 3.

Zokinvy for the treatment of Hutchinson-Gilford Progeria Syndrome (HGPS or Progeria) and processing-deficient Progeroid Laminopathies is the Company’s first FDA approval. A Marketing Authorization Application (MAA) is under review by the European Medicines Agency (EMA). Outside the U.S., Eiger’s established global Managed Access Program, expected to span greater than 40 countries, ensures all children and young adults with Progeria and Progeroid Laminopathies have access to treatment.

For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements that involve substantial risks and uncertainties. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, business strategy and plans and objectives for future operations, are forward-looking statements. These forward-looking statements include terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “contemplate,” “intend,” “target,” “project,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our anticipating significant milestones in 2021, the timing of our ongoing and planned clinical development, including our ability to support the launch of a new product and ship to specialty pharmacies; the sufficiency of our cash, cash equivalents and investments to fund our operations through at least Q4 2023; our development programs for Zokinvy generally; and the potential approval of Zokinvy in jurisdictions outside of the U.S., including the EU; the risks related to the commercialization of Zokinvy, our ability to manufacture sufficient quantities of Zokinvy, and the commercial launch of Zokinvy in the U.S., the market potential for Zokinvy as a treatment for Progeria and processing-deficient Progeroid Laminopathies; our progression and enrollment of our Phase 3 D-LIVR study in HDV; our ability to maintain supply of our commercial and clinical trial materials; our plans to advance Lambda in HDV in the U.S. and EU; our progression of Lambda for COVID-9 and Avexitide for PBH; our ability to transition into a commercial stage biopharmaceutical company; our ability to finance the continued advancement of our development pipeline products; and the potential for success of any of our product candidates. These statements concern product candidates that have not yet been approved for marketing by the U.S. Food and Drug Administration (FDA). No representation is made as to their safety or effectiveness for the purposes for which they are being investigated. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” sections in the Quarterly Report on Form 10-K for the year ended December 31, 2020 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors and Media:

Sri Ryali

Email: sryali@eigerbio.com

Phone: 1-650-272-6138